UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 21, 2008

HECKMANN CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33816	26-0287117
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75080 Frank Sinatra Drive, Palm Desert, CA 92211

(Address of Principal Executive Offices) (Zip Code)

(760) 341-3606

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Attached hereto as Exhibit 99.1, which is incorporated herein by reference, is a copy of a slide presentation from a speaker panel presentation by the Company’s CEO Richard J. Heckmann at the Roth Capital Partners China Conference in Las Vegas, Nevada on November 21, 2008. This information is not “filed” pursuant to the Securities Exchange Act and is not incorporated by reference into any Securities Act registration statements. Additionally, the submission of this report on Form 8-K is not an admission as to the materiality of any information in this report that is required to be disclosed solely by Regulation FD. Any information in this report supersedes inconsistent or outdated information contained in earlier Regulation FD disclosures.

IMPORTANT ADDITIONAL INFORMATION

Stockholders of Heckmann are advised to read Heckmann’s information documents on file with the U.S. Securities and Exchange Commission, including the definitive proxy statement in connection with Heckmann’s recent merger with China Water and Drinks. The definitive proxy statement can be obtained, without charge, at the U.S. Securities and Exchange Commission’s internet site (http://www.sec.gov). Heckmann stockholders may also obtain a copy of the definitive proxy statement, and all other filings with the SEC, without charge, by visiting the company’s internet site at www.heckmanncorp.com or by directing a request to: Heckmann Corporation, 75080 Frank Sinatra Drive, Palm Desert, CA 92211.

Information about Heckmann’s directors and executive officers is also available in its Form 10-K for the year ended December 31, 2007, filed with the SEC.

Item 9.01(d). Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Slides used in November 21, 2008 presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 24, 2008

HECKMANN CORPORATION

By:	/s/ Donald G. Ezzell
Name:	Donald G. Ezzell
Title:	Vice President, General Counsel & Secretary